SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 5, 2002
Date of Report (Date of earliest event reported)

CIENA Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-21969	23-2725311
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

1201 Winterson Road, Linthicum, Maryland 21090
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(410) 865-8500

Not applicable
(Former name or former address, if changed since last report)

Exhibit Index on Page 2

Item 5. Other Events.

     On February 5, 2002, CIENA Corporation issued the press release attached hereto as Exhibit 99.1 concerning preliminary unaudited results for its fiscal first quarter ended January 31, 2002 and a workforce reduction of approximately 400 employees. The press release attached hereto is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

     99.1 Press Release dated February 5, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIENA CORPORATION

Date:	February 5, 2002	By: /s/ Russell B. Stevenson, Jr. Russell B. Stevenson, Jr. Senior Vice President, General Counsel and Secretary